Exhibit 99.1
Genesco Financial Contact: James S. Gulmi (615)367-8325
Genesco Media Contact:      Claire S. McCall (615)367-8283
GENESCO ANNOUNCES CONVERSION OF $5.0 MILLION OF
CONVERTIBLE DEBENTURES FOR COMMON STOCK
IN EXCHANGE FOR EARLY PAYMENT OF ACCRUED INTEREST
NASHVILLE, Tenn., Nov. 2, 2009 —Genesco Inc. (NYSE: GCO) announced today that it entered into separate conversion agreements whereby holders of an aggregate of $5.0 million in aggregate principal amount of its 4.125% Convertible Subordinated Debentures due 2023 (the “Debentures”) will convert each $1,000 principal amount of their Debentures into 49.8462 shares of the Company’s common stock pursuant to the terms of the Debentures in exchange for the early payment of interest on the Debentures from the last interest payment date through November 4, 2009, representing approximately $16.04 on each of the Debentures, for an aggregate payment of $80,208. After completion of the conversions, $24.815 million aggregate principal amount of Debentures will remain outstanding. The Company has instructed the trustee to issue a notice of redemption to the holders of the balance of the Debentures on November 3, 2009 for a redemption on or about December 3, 2009.
Cautionary Note Concerning Forward-Looking Statements
This release contains forward-looking statements, including those regarding the intent of the Company to call the Debentures for redemption, and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include factors affecting the ability or willingness of the Company to call the Debentures for redemption including continuing weakness in the consumer economy, inability of customers to obtain credit, fashion trends that affect the sales or product margins of the Company’s retail product offerings, changes in buying patterns by significant wholesale customers, bankruptcies or deterioration in financial condition of significant wholesale customers, disruptions in product
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supply or distribution, unfavorable trends in fuel costs, foreign exchange rates, foreign labor and materials costs, and other factors affecting the cost of products, competition in the Company’s markets and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company’s prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and to conduct required remodeling or refurbishment on schedule and at expected expense levels, deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences, unexpected changes to the market for its shares, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.
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About Genesco Inc.
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,240 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.johnstonmurphy.com, www.dockersshoes.com and www.lids.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.